Exhibit 99.1

European Wax Center, Inc. Provides Update Ahead of the 2025 ICR Conference

Reports fiscal 2024 net new center openings

Updates fiscal 2024 financial outlook

Plano, TX, January 13, 2025 - Today, European Wax Center, Inc. (NASDAQ: EWCZ), the leading franchisor and operator of out-of-home waxing services in the United States, provides an update on fiscal 2024 expected performance ahead of meetings at the 2025 ICR Conference in Orlando, Florida.

Stacie Shirley, Chief Financial Officer of European Wax Center, Inc., stated: “We are pleased to share our expectations for solid full year results, including 23 net new center openings. We anticipate system-wide sales near the high end of our previous outlook driven by strong fourth quarter Wax Pass sales and the continued loyalty of our core guests. We remain focused on our action plans to drive new guests and tickets, and we look forward to sharing progress updates on our fourth quarter earnings call.”

Chris Morris, Chairman and Chief Executive Officer of European Wax Center, Inc., continued: “I am excited to officially lead European Wax Center and build upon the momentum established by David Berg and the leadership team. While it is only my first week, it is clear we are well positioned to further leverage our simple yet compelling business model to generate sustained growth, strong free cash flow and long-term value for our stakeholders. I look forward to hearing from our franchisees, associates and shareholders over the coming weeks and sharing more about my observations and priorities in March.”

Fiscal 2024 Results and Outlook(1)

The Company reports 23 net new center openings in fiscal 2024, above its previous outlook of 17 to 22, comprised of 43 gross new center openings and 20 closures.

The Company updates its previous fiscal 2024 outlook for the following metrics:

	Fiscal 2024 Outlook (Current)	Fiscal 2024 Outlook (Previous)
System-Wide Sales	$947 million to $950 million	$930 million to $950 million
Same-Store Sales	0.0% to 0.2%	(1.5)% to 0.5%

The Company reiterates its previous fiscal 2024 outlook for the following metrics:

Fiscal 2024 Outlook (Current)
Total Revenue	$216 million to $221 million
Adjusted Net Income(2)	$19 million to $22 million
Adjusted EBITDA(3)	$70 million to $74 million

The Company also repurchased approximately 1.6 million shares for $10.0 million during the fourth quarter and has cumulatively repurchased $40.1 million of the $50.0 million authorized under its current share repurchase program.

The Company notes that its fiscal 2024 financial results are subject to quarter and year-end closing procedures, including a financial statement audit. The Company expects to publish its audited financial results for the fiscal year ended January 4, 2025 in March 2025.

Management is scheduled to participate in meetings at the 2025 ICR Conference today, January 13, 2025.

(1) Fiscal 2022 and Fiscal 2023 each included a 53rd week in the fourth quarter. The Company estimates the 53rd week contribution to the top and bottom line is approximately equal to the contribution from an average fourth quarter week.

(2) Adjusted net income outlook assumes an effective tax rate of approximately 25% for fiscal 2024 computed by applying our estimated blended statutory tax rate and incorporating the effect of nondeductible and other rate impacting adjustments.

(3) Adjusted EBITDA outlook includes up to $4 million of costs related to the Company’s investment in laser hair removal.

About European Wax Center, Inc.

European Wax Center, Inc. (NASDAQ: EWCZ) is the leading franchisor and operator of out-of-home waxing services in the United States. European Wax Center locations perform more than 23 million services per year, providing guests with an unparalleled, professional personal care experience administered by highly trained wax specialists within the privacy of clean, individual waxing suites. The Company continues to revolutionize the waxing industry with its innovative Comfort Wax® formulated with the highest quality ingredients to make waxing a more efficient and relatively painless experience, along with its collection of proprietary products to help enhance and extend waxing results. By leading with its values – We Care About Each Other, We Do the Right Thing, We Delight Our Guests, and We Have Fun While Being Awesome – the Company is proud to be Certified™ by Great Place to Work®. European Wax Center, Inc. was founded in 2004 and is headquartered in Plano, Texas. Its network, which now includes more than 1,000 centers in 45 states, generated sales of $955 million in fiscal 2023. For more information, including how to receive your first wax free, please visit: https://waxcenter.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to European Wax Center, Inc.’s strategy, outlook and growth prospects, its operational and financial outlook for fiscal 2024, its capital allocation strategy and its long-term targets and algorithm, including but not limited to statements under the heading “Fiscal 2024 Results and Outlook” and statements by European Wax Center’s executives. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would,” or, in each case, the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the operational and financial results of its franchisees; the ability of its franchisees to enter new markets, select appropriate sites for new centers or open new centers; the effectiveness of the Company’s marketing and advertising programs and the active participation of franchisees in enhancing the value of its brand; the failure of its franchisees to participate in and comply with its agreements, business model and policies; the Company’s and its franchisees’ ability to attract and retain guests; the effect of social media on the Company’s reputation; the Company’s ability to compete with other industry participants and respond to market trends and changes in consumer preferences; the effect of the Company’s planned growth on its management, employees, information systems and internal controls; the Company’s ability to retain of effectively respond to a loss of key executives; a significant failure, interruptions or security breach of the Company’s computer systems or information technology; the Company and its franchisees’ ability to attract, train, and retain talented wax specialists and managers; changes in the availability or cost of labor; the Company’s ability to retain its franchisees and to maintain the quality of existing franchisees; failure of the Company’s franchisees to implement business development plans; the ability of the Company’s limited key suppliers, including international suppliers, and distribution centers to deliver its products; changes in supply costs and decreases in the Company’s product sourcing revenue; the Company’s ability to adequately protect its intellectual property; the Company’s substantial indebtedness; the impact of paying some of the Company’s pre-IPO owners for certain tax benefits it may claim; changes in general economic and business conditions; the Company’s and its franchisees’ ability to comply with existing and future health, employment and other governmental regulations; complaints or litigation that may adversely affect the Company’s business and reputation; the seasonality of the Company’s business resulting in fluctuations in its results of operations; the impact of global crises on the Company’s operations and financial performance; the impact of inflation and rising interest rates on the Company’s business; the Company’s access to sources of liquidity and capital to finance its continued operations and growth strategy and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended January 6, 2024 filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.waxcenter.com.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Adjusted net income. Management believes these non-GAAP financial measures are useful because they enable management, investors, and others to assess the operating performance of the Company.

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our business.

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include non-cash equity-based compensation expense, non-cash gains and losses on remeasurement of our tax receivable agreement liability, contractual cash interest on our tax receivable agreement liability, transaction costs and other one-time expenses and/or gains.

We define Adjusted net income (loss) as net income (loss) adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include non-cash equity-based compensation expense, debt extinguishment costs, non-cash gains and losses on remeasurement of our tax receivable agreement liability, contractual cash interest on our tax receivable agreement liability, transaction costs and other one-time expenses and/or gains.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted net income. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of our earnings releases. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA and Adjusted net income (loss) to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

Investor Contact

European Wax Center, Inc.

Bethany Johns

Bethany.Johns@myewc.com

469-270-6888

Media Contact

Zeno Group

Shannon Powell

shannon.powell@zenogroup.com

312-752-6851